Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CurrencyShares® Canadian Dollar Trust (the “Trust”) on Form 10-K for the fiscal year ended October 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Arruda, Chief Financial Officer of Guggenheim Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: January 14, 2016

/s/ Joseph Arruda
Joseph Arruda*
Chief Financial Officer
(principal financial officer)

*	The Registrant is a trust and Joseph Arruda is signing in his capacity as the principal financial officer of Guggenheim Specialized Products, LLC, the Sponsor of the Registrant.